Exhibit 99.1

Motricity Announces Executive Management Changes

Richard Stalzer to Serve as Chief Executive Officer, Nathan Fong as Chief Operating and Chief Financial Officer, Richard Sadowsky as Chief Administrative Officer and General Counsel

BELLEVUE, Wash., Nov. 15, 2012 (GLOBE NEWSWIRE) — On November 15, 2012, Motricity, Inc. (Nasdaq:MOTR) and Jim Smith, the Interim Chief Executive Officer, ended Mr. Smith’s employment with Motricity. Mr. Smith’s duties will be assumed by a team of current Motricity executive officers. Richard Stalzer, currently the President of Voltari, Motricity’s Mobile Media division, has been named Chief Executive Officer. Nathan Fong, currently Motricity’s Chief Financial Officer, will continue in that position and has also been named Chief Operating Officer. Richard Sadowsky, currently Motricity’s General Counsel will continue in that position and has also been named Chief Administrative Officer. Each of Messrs. Stalzer, Fong and Sadowsky will report directly to Motricity’s Board of Directors.

“After restructuring the business, launching new products and incubating a clear future strategic direction this is a natural transition to hand-off to the new leadership to execute. Rich Stalzer, Nathan and Richard now have the capital, focus, skills and capability to create tremendous value. Motricity has emerged as a new company and is well positioned to capitalize on the growth in the open mobile market,” said Jim Smith

Mr. Stalzer said, “Nathan, Richard and I are very excited about the opportunity to take Motricity to the next level. Companies are all about the people and the companies with the best talent win. We will continue to invest in talent, so we can produce the best mobile products across all our product lines. The operational restructuring implemented by Jim Smith has given us a platform for growth. Our focus will be on growing the business and delivering the highest quality products and service to our customers.”

James Nelson, Chairman of the Board said, “We want to thank Jim Smith for the work that he has done in streamlining Motricity’s operations during his tenure as Interim Chief Executive Officer. He has laid the groundwork for a smooth transition to the new executive team and leaves Motricity well-positioned for growth. The Board of Directors is confident that under the leadership of Messrs. Stalzer, Fong and Sadowsky, the Company will have in place a capable leadership team that will continue our focus on creating value for customers and maximizing shareholder value.”

Forward-Looking Statements

Statements made in this release and related statements that express Motricity’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our ability to have a smooth transition to the new executive team, our ability to develop, produce, market, license or sell our products, solutions and services, compete domestically and internationally, reduce or control expenses, improve efficiency, realign resources and continue operational improvement. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements.

Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward-looking statement. These include, but are not limited to: the sufficiency of our liquidity and capital resources and our ability to raise additional capital or generate the cash flows necessary to repay our term loan; our reliance on a limited number of customers for a substantial portion of our revenues, including the pressures on pricing and contract terms from customers with substantial purchasing power and further consolidations in the telecommunications industry; our ability to realign our business to focus on our mobile advertising and enterprise business and obtain customers for that business; the highly competitive nature of the mobile services industry in which many of our competitors have significantly greater resources, which they are using to support significantly discounted pricing; the rapid technological changes in the mobile data services industry, which could render our existing services obsolete; our ability to attract and retain key employees and qualified personnel; impact of the recent departure of members of our executive team and our ongoing leadership transition; our ability to recognize the expected benefits from the reduction in force implemented in 2011 and the beginning of 2012; economic and political risks related to our international operations; risks of new product offerings reducing our customers’ influence over access to mobile data services; our ability to integrate any future acquisitions and business combinations effectively; the impact of worldwide economic conditions and related uncertainties and the health of and prospects for the overall mobile services industry; risks related to the use and protection of proprietary information, including our ability to safeguard third party confidential information; our ability to develop strategies to address our markets successfully and to meet customer demands with respect to products, services, support and service level commitments; disruptions in datacenter services and other capacity constraints; uncertainties inherent in the development of new products and services and the enhancement of existing products and services, including technical risks, cost overruns and delays; our ability to tailor our complex solutions to our customers’ needs; our ability to utilize net operating losses; our ability to maintain proper and effective internal controls; uncertainty related to whether certain terms of our term loan will have the effect of discouraging offers for our business or common stock; our reliance on third parties to develop content and applications, customer acceptance of such offerings and our liability with respect to such content; undetected software errors in our products and indemnity obligations and claims relating to our products and services; our ability to manage growth; impairment losses related to goodwill, intellectual property and equipment; risks and diversion of resources related to the litigation against us and our current and former directors and officers; actual or perceived security vulnerabilities in mobile devices; the impact of changing governmental regulations and our ability to comply therewith; risks related to the commercialization of open source software we use; the influence and control our principal stockholder may exert; and other uncertainties described more fully in our filings with the Securities and Exchange Commission.

About Motricity

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity’s unique combination of technology, mobile-expertise and go-to-market approach delivers return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com.

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CONTACT: Investor and Media Contact:

Alex Wellins

(415) 217-5861

alex@blueshirtgroup.com